UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 14, 2010 (September 10, 2010)

HERLEY INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

Commission File No. 0-5411

Delaware	23-2413500
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
3061 Industry Drive Lancaster, PA	17603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-397-2777

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:                      Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

(e)           On September 10, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Herley Industries, Inc. (the “Company”) approved a twelve percent (12%) increase in the base salary of Richard F. Poirier, the Company’s President and Chief Executive Officer, for fiscal year 2011.  With the twelve percent (12%) increase, Mr. Poirier will receive $450,000 in base salary for fiscal year 2011, compared to $400,000 in base salary for fiscal year 2010.  In addition, the Committee approved (i) the payment of a bonus to Mr. Poirier in the amount of $300,000 (with $150,000 already awarded and paid), and (ii) the payment of a bonus to Anello C. Garefino, the Company’s Chief Financial Officer, in the amount of $80,000, both for fiscal year 2010.  The bonuses were determined and paid in accordance with the Company’s standard practices.  Such actions were unanimously recommended and approved by the Committee.  In making its determinations, the Compensation Committee sought the advice and guidance of an independent compensation consultant and outside counsel.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2010	HERLEY INDUSTRIES, INC. By: _/s/Anello C. Garefino____________ Anello C. Garefino Chief Financial Officer